UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 15, 2009

(Date of earliest event reported)

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

995 E. Arques Avenue Sunnyvale, California 94085-4521 (408) 774-0330
(Address of principal executive offices including zip code and registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 15, 2009, Pharmacyclics, Inc. (“Pharmacyclics” or the “Company”) announced that it has set a subscription price of $1.28 per share of its common stock for its previously announced rights offering and an aggregate of approximately 18,750,000 million shares of common stock will be available for purchase in the rights offering for gross proceeds of up to approximately $24 million, less offering expenses, as provided in the prospectus.

The Company previously announced the rights offering will be open to all stockholders of record as of July 15, 2009 (the "Record Date"). Pursuant to the rights offering, holders of the Company's outstanding common stock on the Record Date will receive one non-transferable basic subscription right. Each basic subscription right entitles holders to purchase 0.6808 shares of the Company's common stock at a purchase price of $1.28 per share (e.g. if you own 10,000 shares of Pharmacyclics you will get rights to purchase an additional 6,808 shares at a price of $1.28 per share, for an aggregate purchase price of $8,714.24). Shares of the Company's common stock that are not subscribed for under the basic subscription rights will be offered to each rights holder that exercises its basic subscription rights in full at the same purchase price per share, $1.28, as provided in the prospectus.

Rights offering materials, including a prospectus and the subscription rights certificates, will be mailed on or about July 16, 2009 to eligible stockholders. The prospectus will contain important information about the rights offering, and stockholders are urged to read the prospectus carefully when available. A registration statement relating to these securities has been filed with the SEC and was declared effective on July 8, 2009.

As previously announced, shareholders wishing to exercise their rights must return their completed certificate along with the applicable funds as directed, on or before July 31, 2009, the expiration date, at 5:00 pm Eastern Daylight Time, unless extended by the Company.

A copy of the Press Release dated July 15, 2009 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, on July 17, 2009, the Company released the information attached hereto as Exhibit 99.2, which provides certain information regarding the Company’s business and is incorporated herein by reference. This information may constitute a “free writing prospectus” and an “issuer free writing prospectus” as such terms are defined in Rule 405 and Rule 433 respectively, under the Securities Act of 1933, as amended.

The Company has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the rights offering to shareholders as of July 15, 2009 to which these communications relate. Before you invest, you should read the prospectus in that registration statement (File No. 333-159618) and other documents the Company has filed with the SEC for more complete information about the Company and this rights offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, if you are a shareholder of record as of July 15, 2009, Pharmacyclics will arrange to send you the prospectus if you request it by calling its information agent, Georgeson Inc. at (212) 806-6859 (call collect) or 800-279-5722 (toll-free) or by email at pharmacyclics@georgeson.com.

The Company has also engaged an investor relations firm to assist it in providing access to and enhancing relationships with the Company’s stockholders and the investment community.

The information contained in Exhibits 99.1 and 99.2 may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations and beliefs regarding the Company’s future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in theses exhibits, the words "anticipate", "believe", "estimate", "expect", "expectation", "should", "would", "project", "plan", "predict", "intend" and similar expressions are intended to identify such forward-looking statements. The Company’s actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of the Company’s future performance. For a discussion of the risk factors and other factors that may affect the Company’s results, please see the Risk Factors section of the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q. The Company does not intend to update any of the forward-looking statements after the date of these exhibits to conform these statements to actual results, to changes in management's expectations or otherwise, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release dated July 15, 2009.

99.2	Free Writing Prospectus dated July 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 17, 2009	Pharmacyclics, Inc.

	By:	/s/ Rainer M. Erdtmann
Rainer M. Erdtmann
Vice President of Finance and Administration and Security

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated July 15, 2009.
99.2	Free Writing Prospectus dated July 17, 2009.